Exhibit 99.1

Pacira BioSciences, Inc. Announces Pricing of $250.0 Million Aggregate Principal Amount of 2.125% Convertible Senior Notes due 2029

May 10, 2024

TAMPA, Fla., May 10, 2024 (GLOBE NEWSWIRE) -- Pacira BioSciences, Inc. (Nasdaq: PCRX) today announced the pricing of $250.0 million aggregate principal amount of convertible senior notes due 2029 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Pacira also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $37.5 million aggregate principal amount of notes. The sale of the notes to the initial purchasers is expected to settle on May 14, 2024, subject to customary closing conditions.

Pacira estimates that the net proceeds from the offering will be approximately $242.0 million (or approximately $278.4 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. Pacira expects to use (i) approximately $191.4 million of the net proceeds to repurchase $200.0 million aggregate principal amount of its outstanding 0.750% Convertible Senior Notes due 2025 (the “2025 Notes”) concurrently with the note offering in privately negotiated transactions effected through one of the initial purchasers of the notes or its affiliate, as Pacira’s agent, (ii) approximately $23.2 million (or approximately $26.7 million if the initial purchasers exercise their option to purchase additional notes), of the net proceeds to fund the cost of entering into the capped call transactions described below and (iii) approximately $25.0 million of the net proceeds to repurchase 837,240 shares of Pacira’s common stock concurrently with the pricing of the note offering in privately negotiated transactions. Pacira intends to use the remainder of the net proceeds from the offering for general corporate purposes, including working capital, and research and development expenditures. Holders of the 2025 Notes that are repurchased in the concurrent repurchases described above may purchase shares of Pacira’s common stock in the open market to unwind any hedge positions they may have with respect to the 2025 Notes. These activities may affect the trading price of Pacira common stock and the initial conversion price of the notes.

The notes will be general unsecured senior obligations of Pacira and will mature on May 15, 2029, unless earlier repurchased, redeemed or converted in accordance with their terms. The notes will bear interest at a fixed rate of 2.125% per year, payable semi- annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2024.

Prior to the close of business on the business day immediately preceding November 15, 2028, the notes are convertible at the option of the holders only under certain conditions. On or after November 15, 2028, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at their option, irrespective of these conditions. Pacira will settle conversions of the notes by paying or delivering, as applicable, cash or a combination of cash and shares of its common stock, at its election, based on the applicable conversion rate.

The conversion rate will initially be 25.2752 shares of common stock per $1,000 principal amount of notes, subject to adjustment in certain circumstances. This represents an initial conversion price of approximately $39.56 per share, representing a conversion premium of approximately 32.5% over the closing price of $29.86 per share of Pacira common stock on May 9, 2024.

On or after May 17, 2027, Pacira may redeem for cash all or part of the notes under certain circumstances at a redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any. In addition, calling any note for redemption will constitute a make-whole fundamental change (as defined in the indenture governing the notes) with respect to that note, in which case the conversion rate applicable to the conversion of that note, if it is converted in connection with the redemption, will be increased in certain circumstances.

In connection with the pricing of the notes, Pacira entered into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Pacira’s common stock underlying the notes.

The capped call transactions are expected generally to reduce the potential dilution to Pacira’s common stock upon any conversion of the notes and/or offset any potential cash payments Pacira is required to make in excess of the principal amount of converted notes, as the case may be, upon any conversion of the notes, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $53.75 per share, representing a premium of approximately 80% over the closing price of $29.86 per share of Pacira common stock on May 9, 2024, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Pacira’s common stock and/or purchase shares of Pacira’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Pacira’s common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Pacira’s common stock and/or purchasing or selling Pacira’s common stock or Pacira’s other securities in secondary market transactions from time to time prior to the maturity of the notes (and (x) are likely to do so during any observation period related to a conversion of notes or following redemption of the notes by Pacira or following any repurchase of the notes by Pacira in connection with any fundamental change and (y) are likely to do so following any repurchase of the notes by Pacira other than in connection with any such redemption or fundamental change if Pacira elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Pacira’s common stock or the notes, which could affect the ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Pacira’s common stock and value of the consideration that noteholders will receive upon conversion of such notes.

The offering of the notes is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of Pacira common stock, if any, issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, the notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, or the solicitation of any sale, of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Pacira

Pacira BioSciences, Inc. (Nasdaq: PCRX) is committed to providing non-opioid pain management options to as many patients as possible to redefine the role of opioids as rescue therapy only. Pacira has three commercial-stage non-opioid treatments: EXPAREL® (bupivacaine liposome injectable suspension), a long-acting local analgesic currently approved for infiltration, fascial plane block, and as an interscalene brachial plexus nerve block for postsurgical pain management; ZILRETTA® (triamcinolone acetonide extended-release injectable suspension), an extended-release, intra-articular injection indicated for the management of osteoarthritis knee pain; and ioveraº®, a novel, handheld device for delivering immediate, long-acting, drug-free pain control using precise, controlled doses of cold temperature to a targeted nerve.

Forward-Looking Statements

Certain of the statements made in this press release, such as those, among others, relating to our expectations regarding the completion of the offering of the notes, the repurchases of our 2025 Notes, the repurchases of shares of our common stock, and other statements containing the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” and similar expressions, constitute forward-looking statements. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not we will be able to raise capital through the offering of the notes, market and other conditions and the satisfaction of customary closing conditions related to the offering. There can be no assurance that we will be able to complete the offering of the notes and/or the related transactions on the anticipated terms, or at all. Additional risks and uncertainties relating to Pacira and our business are discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and, as such, we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Susan Mesco, (973) 451-4030

susan.mesco@pacira.com

Media Contact:

Sara Marino, (973) 370-5430

sara.marino@pacira.com